Exhibit 99.1
NanoString Technologies Releases Operating Results for Second Quarter of 2022
Generated Orders for ~ 50 Spatial Biology Instruments, Representing 65% Growth Year-over-Year,
Including Orders for More than 25 CosMx Spatial Molecular Imagers
SEATTLE - August 4, 2022 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the second quarter ended June 30, 2022.
Second Quarter Financial Highlights
•Product and service revenue of $32.0 million
•GeoMx® Digital Spatial Profiler (DSP) revenue of $10.9 million. GeoMx DSP revenue includes:
◦Instrument revenue of $5.2 million
◦Consumables revenue of $5.7 million, annualized pull-through of approximately $77,000 per installed system
•nCounter® revenue, inclusive of all service revenue, of $21.1 million. nCounter revenue includes:
◦Instrument revenue of $4.3 million
◦Consumables revenue of $12.2 million, annualized pull-through of approximately $45,000 per installed system
◦Service revenue of $4.6 million
•Cash, cash equivalents and short-term investments balance of $272.3 million
“NanoString had an excellent second quarter, as our commercial execution continued to improve, and laboratories adopting our solutions drove a 65% year-on-year increase in orders for new spatial biology instruments. Orders for our CosMx Spatial Molecular Imager are ahead of our expectations, and are helping us build a large revenue backlog that we expect will set us up for significant growth in 2023,” said Brad Gray, president & CEO of NanoString. “With complementary instrument platforms, our new AtoMx Spatial Informatics Platform, and blue-chip partnerships, we believe we are ideally positioned to win the spatial biology land-grab currently underway.”
Operational Highlights
Spatial Biology
•CosMx Orders: Secured customer orders for more than 25 CosMx™ Spatial Molecular Imager (SMI) systems, bringing total orders to date to more than 60 systems
•Commercial Status: First CosMx beta instrument was shipped to a customer during the first week of August, with two additional beta instruments scheduled for shipments to customers later in August
•Advances in Genome Biology and Technology (AGBT) Conference: Unveiled the AtoMx Spatial Informatics Platform and showcased data from 20 spatial biology studies, including 15 for CosMx SMI
•Introduced Integrated Informatics Platform for GeoMx Using NGS: Began offering a streamlined end-to-end solution to fully integrate GeoMx with Illumina NextSeq sequencers
•GeoMx Installed Base: Grew installed base to approximately 315 GeoMx DSP Systems at June 30, 2022, representing 66% growth over the prior year
•Publications: Continued growth of peer-reviewed publications utilizing GeoMx DSP technology, with approximately 20 new publications in the second quarter, bringing the cumulative total to approximately 130 peer-reviewed publications as of June 30, 2022
nCounter
•nCounter Installed Base: Grew installed base to approximately 1,085 nCounter Analysis Systems at June 30, 2022, representing 7% growth over the prior year
•Publications: Surpassed 5,800 cumulative peer-reviewed publications utilizing nCounter technology at June 30, 2022
2022 Outlook
The company updated its 2022 outlook, with results expected as follows:
•Orders for about 200 spatial biology systems, consistent with previous guidance, with an expected mix now comprised of approximately 50% GeoMx system orders and approximately 50% CosMx system orders
•Cumulative orders for approximately 120 CosMx systems expected by the end of 2022, providing a revenue backlog valued at approximately $30 million
•Total product and service revenue of $140 to $150 million, as compared to previous guidance of $150 to $160 million, reflecting an order mix that is weighted more heavily to CosMx, with material CosMx revenue recognition expected to begin in 2023
•nCounter revenue, inclusive of all service revenue, of $90 to $95 million, consistent with previous guidance
•Adjusted EBITDA loss of $75 to $85 million, as compared to previous guidance of $65 to $75 million
Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the tables at the end of this press release.

(dollars in thousands)	Three Months Ended June 30,
	GAAP		Non-GAAP Adjusted
	2022	2021	2022	2021
Product and service revenue	$31,998	$33,632	$31,998	$33,632
Collaboration revenue	221	231	—	—
Total revenue	32,219	33,863	31,998	33,632
Cost of product and service revenue	15,852	15,481	14,756	14,735
Gross Margin	50%	54%	54%	56%
Research and development	17,346	17,162	14,474	14,469
Selling, general and administrative	36,112	26,855	30,224	21,717
Adjusted EBITDA	N / A	N / A	$(27,456)	$(17,289)

Non-operating expense, net	(2,148)	(1,385)	(2,148)	(1,385)
Net loss	$(39,239)	$(27,020)	$(29,604)	$(18,674)

	Six Months Ended June 30,
	GAAP		Non-GAAP Adjusted
	2022	2021	2022	2021
Product and service revenue	$62,839	$65,026	$62,839	$65,026
Collaboration revenue	460	454	—	—
Total revenue	63,299	65,480	62,839	65,026
Cost of product and service revenue	30,630	31,104	28,545	29,762
Gross Margin	51%	52%	55%	54%
Research and development	34,763	32,225	29,430	27,042
Selling, general and administrative	72,467	53,654	59,621	42,675
Adjusted EBITDA	N / A	N / A	$(54,757)	$(34,453)

Non-operating expense, net	(4,178)	(3,229)	(4,178)	(3,229)
Net loss	$(78,739)	$(54,732)	$(58,935)	$(37,682)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com/Investor Relations/Financials/Quarterly Results, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the second quarter and the six months ended June 30, 2022 and for each quarter of and the full year of 2021.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://ige.netroadshow.com/registration/q4inc/11218/nanostring-second-quarter-operating-results/. After registering, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning August 4, 2022 at 7:30pm ET through midnight ET on August 11, 2022. To access the replay, dial (866) 813-9403 or (929) 458-6194 and reference Conference ID: 426771. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. The company provides three platforms that allow researchers to map the universe of biology. The nCounter® Analysis System, cited in more than 5,800 peer-reviewed publications, offers a way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. NanoString’s GeoMx® Digital Spatial Profiler enables highly multiplexed spatial profiling of RNA and protein targets in various sample types, including FFPE tissue sections, and has been cited in approximately 130 peer-reviewed publications. The CosMx™ Spatial Molecular Imager, with commercial availability expected in 2022, enables highly sensitive, high-resolution imaging of hundreds to thousands of RNAs or proteins directly from single cells within morphologically intact whole tissue sections. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, the impact of the COVID-19 pandemic on our operations and future financial performance, the impact of new products and expansion into new markets, the growth trajectory of our nCounter, GeoMx and CosMx franchises, the anticipated launch of new products and technology and our estimated 2022 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Instruments	$9,538	$11,816	$18,641	$23,561
Consumables	17,847	17,981	35,315	33,944
Services	4,613	3,835	8,883	7,521
Total product and service revenue	31,998	33,632	62,839	65,026
Collaboration	221	231	460	454
Total revenue	32,219	33,863	63,299	65,480
Costs and expenses:
Cost of product and service revenue	15,852	15,481	30,630	31,104
Research and development	17,346	17,162	34,763	32,225
Selling, general and administrative	36,112	26,855	72,467	53,654
Total costs and expenses (a) (b)	69,310	59,498	137,860	116,983
Loss from operations	(37,091)	(25,635)	(74,561)	(51,503)
Other income (expense):
Interest income	406	231	557	349
Interest expense	(1,880)	(1,868)	(3,763)	(3,738)
Other income expense, net	(490)	334	(707)	302
Total other expense, net	(1,964)	(1,303)	(3,913)	(3,087)
Net loss before provision for income taxes	(39,055)	(26,938)	(78,474)	(54,590)
Provision for income taxes	(184)	(82)	(265)	(142)
Net loss	$(39,239)	$(27,020)	$(78,739)	$(54,732)
Net loss per share, basic and diluted	$(0.85)	$(0.60)	$(1.70)	$(1.22)
Weighted average shares used in computing basic and diluted net loss per share	46,427	45,274	46,201	44,973

(a) Includes $6.5 million and $8.0 million of stock-based compensation expense for the three months ended June 30, 2022 and 2021, respectively, and $14.1 million and $15.4 million for the six months ended June 30, 2022 and 2021, respectively.

(b) Includes $2.0 million and $1.4 million of depreciation and amortization expense for the three months ended June 30, 2022 and 2021, respectively, and $3.5 million and $2.9 million for the six months ended June 30, 2022 and 2021, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$126,027	$107,068
Short-term investments	146,315	241,821
Accounts receivable, net	31,404	40,130
Inventory, net	41,524	31,486
Prepaid expenses and other	9,427	7,115
Total current assets	354,697	427,620
Property and equipment, net	35,414	27,043
Operating lease right-of-use assets	17,645	19,226
Other assets	5,623	5,592
Total assets	$413,379	$479,481
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,292	$14,283
Accrued liabilities	6,999	6,765
Accrued compensation and other employee benefits	13,729	17,466
Customer deposits	1,588	1,278
Deferred revenue and other liabilities, current portion	7,987	7,474
Operating lease liabilities, current portion	5,249	4,889
Total current liabilities	51,844	52,155
Deferred revenue and other liabilities, net of current portion	3,857	3,527
Long-term debt, net	225,877	225,144
Operating lease liabilities, net of current portion	19,136	21,693
Total liabilities	300,714	302,519
Total stockholders’ equity	112,665	176,962
Total liabilities and stockholders’ equity	$413,379	$479,481

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense and net loss. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses.

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss - GAAP	$(39,239)	$(27,020)	$(78,739)	$(54,732)
Collaboration revenue	(221)	(231)	(460)	(454)
Stock-based compensation	6,458	7,989	14,125	15,405
Depreciation and amortization	1,961	1,439	3,504	2,880
Interest expense, net	1,474	1,637	3,206	3,389
Other (income) expense, net	490	(334)	707	(302)
Provision for income taxes	184	82	265	142
Other business development expenses	44	45	393	115
Litigation expenses	1,237	—	1,930	—
Recovery of certain previously remitted state and local taxes	—	(896)	—	(896)
Cloud computing arrangement implementation expenses	156	—	312	—
Adjusted EBITDA - non-GAAP	(27,456)	(17,289)	(54,757)	(34,453)
Non-operating expense, net	(2,148)	(1,385)	(4,178)	(3,229)
Net loss - non-GAAP	$(29,604)	$(18,674)	$(58,935)	$(37,682)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Total revenue	$32,219	$33,863	$63,299	$65,480
Collaboration revenue	(221)	(231)	(460)	(454)
Non-GAAP Total revenue	$31,998	$33,632	$62,839	$65,026

GAAP Cost of product and service revenue	$15,852	$15,481	$30,630	$31,104
Stock-based compensation	(699)	(585)	(1,275)	(1,025)
Depreciation and amortization	(397)	(161)	(810)	(317)
Non-GAAP Cost of product and service revenue	$14,756	$14,735	$28,545	$29,762

GAAP Gross Margin	50%	54%	51%	52%
Non-GAAP Gross Margin	54%	56%	55%	54%

GAAP Research and development	$17,346	$17,162	$34,763	$32,225
Stock-based compensation	(1,818)	(1,658)	(3,561)	(3,041)
Depreciation and amortization	(1,054)	(990)	(1,772)	(2,027)
Other business development activities	—	(45)	—	(115)
Non-GAAP Research and development	$14,474	$14,469	$29,430	$27,042

GAAP Selling, general and administrative	$36,112	$26,855	$72,467	$53,654
Stock-based compensation	(3,941)	(5,746)	(9,289)	(11,339)
Depreciation and amortization	(510)	(288)	(922)	(536)
Other business development activities	(44)	—	(393)	—
Litigation expenses	(1,237)	—	(1,930)	—
Recovery of certain previously remitted state and local taxes	—	896	—	896
Cloud computing arrangements implementation expense	(156)	—	(312)	—
Non-GAAP Selling, general and administrative	$30,224	$21,717	$59,621	$42,675